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                                 AMENDMENT NO. 1
                                     TO THE
                             SPS TECHNOLOGIES, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                  WHEREAS, SPS Technologies, Inc. (the "Company") adopted the SPS Technologies, Inc. Executive Deferred Compensation Plan (the "Plan") for the benefit of certain of its employees; and

                  WHEREAS, the Plan has been amended from time to time, and was amended and restated effective January 1, 1998; and

                  WHEREAS, the Company now wishes to further amend the Plan to incorporate new election features now available to Plan participants;

                  NOW, THEREFORE, the 1998 restatement of the Plan is hereby amended as follows:

         I. Effective January 1, 2000, Section 5.1 of the Plan is amended in its entirety as follows:

                  5.1      Form of Benefit Payment.

                                    (a) Normal Form of Benefit. Except as
                           otherwise provided under the Plan, the normal Plan Benefit shall be paid in equal monthly installments of the applicable Account amortized over a period of one hundred and twenty (120) months

                                    (b) Optional Form of Benefit.
                           Notwithstanding the provisions of subsection (a), if the requirements of Section 5.10 are satisfied, a Participant may elect, to receive his Plan Benefit in equal monthly installments of the applicable Account amortized over a period of sixty (60), seventy-two
                           (72), eighty-four (84), ninety-six (96), or one hundred eight (108) months.










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                                    (c) Benefit Payment Calculation. In the case
                           of a Plan Benefit payable under subsection (a) or (b) above, installments paid during the first Plan Year that the Plan Benefit is payable shall be amortized as of the date the first installment is paid over the installment period on the basis of the Interest that would have been earned on an Account for such Plan Year. The installments paid during each subsequent Plan Year of the period of the Plan Benefit is payable shall be amortized as of the first day of such Plan Year over the then remaining installment period on the basis of the Interest that would have been earned on an Account for each such subsequent Plan Year. The applicable Account of the Participant shall continue to be credited with Interest during the period Plan Benefits are payable.


         II. Effective January 1, 2000, Section 5.5 is amended in its entirety as follows:

                  5.5 Commencement of Payments. Payment of a Plan Benefit shall commence to a Participant or his Beneficiary on January 1, 2008, notwithstanding the provisions of Section 5.2 and Section 5.3 of this Plan. However, if the requirements of Section 5.10 are satisfied, a Participant may elect an earlier or later benefit commencement date. All payments shall be made as of the first day of the month.


         III. Effective January 1, 2000, Section 5.6 is amended in its entirety as follows:

                  5.6 Full Payment of Benefits. Notwithstanding any other provision of this Plan, all benefits not paid by the time the Participant attains or would have attained age seventy-five (75) shall be paid in a single sum at that time. In the event that a Participant election would cause his benefit payments to extend beyond his attainment of age seventy-five (75), the balance of any Plan Benefit payable to such Participant will be nevertheless amortized equally over the lesser of (1) the elected number of months; or (2) the number on months between commencement of payments and the Participant's attainment of age seventy-five (75).









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         IV.      Effective January 1, 2000, the Plan is amended by the addition of new Section 5.10 to read as follows:

                  5.10 Election of Form and Timing of Benefit Payment. The Company may, in its sole discretion, if a Participant so requests, change the form of benefit payment elected and/or the date benefit payments are to commence, provided that such request is made at least twelve full calendar months prior to his scheduled benefit commencement date. The Company shall be under no obligation to honor such change request and a Participant shall have no enforceable right under this Plan to such change.



                  IN WITNESS WHEREOF, the Company has authorized its duly appointed officers to execute this Amendment No. 1 this ____ day of June, 2000.

[SEAL]                                               SPS TECHNOLOGIES, INC.



                                                     By:________________________



Attest:_____________________
           Witness











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                                 AMENDMENT NO. 2
                                     TO THE
                             SPS TECHNOLOGIES, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                  WHEREAS, SPS Technologies, Inc. (the "Company") adopted the SPS Technologies, Inc. Executive Deferred Compensation Plan (the "Plan") for the benefit of certain of its employees; and

                  WHEREAS, the Plan has been amended from time to time, and was amended and restated effective January 1, 1998; and

                  WHEREAS, the Company now wishes to further amend the Plan to incorporate new deferral periods available to Plan participants;

                  NOW, THEREFORE, effective January 1, 2003, the 1998 restatement of the Plan is hereby amended as follows:

         I.       Section 2.9 of the Plan is amended in its entirety as follows:

                  2.9 "Deferral Periods" means the ten one (1) year periods commencing subsequent to the Plan Year ending December 31, 1997, as follows: January 1, 1998 through December 31, 1998; January 1, 1999 through December 31, 1999, January 1, 2000 through December 31, 2000; January 1, 2001 through December 31, 2001; January 1, 2002 through December 31, 2002; January 1, 2003 through December 31, 2003; January 1, 2004 through December 31, 2004; January 1, 2005 through December 31, 2005; January 1, 2006 through December 31, 2006; January 1, 2007 through December 31, 2007.

         II.      Section 3.2 of the Plan is amended in its entirety as follows:

                  3.2 Form of Deferral, Maximum Deferral. A Participant who wishes to defer Compensation must elect to defer a percentage of his Compensation, which percentage shall not exceed twenty percent (20%) of the Compensation earned in the Deferral Period; provided, however, that in the event that the total Annual Deferral Amounts by all Participants for a given Deferral Period would exceed $750,000, the Annual Deferral Amounts of all Participants shall be reduced pro-rata until the total Annual Deferral Amounts for all Participants for such Deferral Period equals $750,000. Deferrals shall be withheld from the Employee's Compensation in equal monthly installments during the Deferral Period.




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         III.     Section 5.3 is amended in its entirety as follows:

                  5.3      Pre-2008 and Pre-2013 Withdrawals.

                           (a) Hardship Distributions. Upon finding that a
                  Participant has suffered an Unforeseeable Emergency, the Committee may, in its sole discretion, allow distributions from the Participant's Account prior to the time otherwise specified in Section 5.5(a) or (b) (whichever is applicable) for payment of Plan Benefits. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's requirements during the financial hardship and shall not exceed the Account balance at the time of the distribution or, for a Participant with a Disability at the time of distribution, the Account balance.

                           (b) Other Financial Hardship. Upon finding that a
                  Participant has an immediate and heavy financial need, such as the purchase of a Participant's principal residence or tuition expenses and related educational fees for the next twelve months of post-secondary education for the Participant, his spouse, children or dependents, or such immediate and heavy financial need as may be determined by the Committee on the basis of the relevant facts and circumstances, the Committee may, in its sole discretion, allow distributions from the Participant's Account prior to the time otherwise specified in
                  Section 5.5(a) or (b) (whichever is applicable) for payment of Plan Benefits. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's requirements during the financial need and shall not exceed the Account balance at the time of the distribution. Such withdrawals shall be subject to a ten percent (10%) penalty (forfeiture) on the amount distributed. In the event that the benefits payable under this Plan become secured by a trust, any penalty (forfeiture) on a distribution under this Section shall be allocated on a pro rata basis to the Accounts of the other Participants.








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         III.     Section 5.5 is amended in its entirety as follows:

                  5.5 Commencement of Payments. Notwithstanding the provisions of Sections 5.2 and 5.3 of this Plan to the contrary:

                           (a) Payment of a Plan Benefit attributable to
                  deferrals made during the five-year period beginning January 1, 1998 and ending December 31, 2002, shall commence to a Participant or his Beneficiary on January 1, 2008. However, if the requirements of Section 5.10 are satisfied, a Participant may elect an earlier or later benefit commencement date. All payments shall be made as of the first day of the month.

                           (b) Payment of a Plan Benefit attributable to
                  deferrals made during the five-year period beginning January 1, 2003 and ending December 31, 2007, shall commence to a Participant or his Beneficiary on January 1, 2013. However, if the requirements of Section 5.10 are satisfied, a Participant may elect an earlier or later benefit commencement date. All payments shall be made as of the first day of the month.


                  IN WITNESS WHEREOF, the Company has authorized its duly appointed officers to execute this Amendment No. 2 this ____ day of December, 2002.

[SEAL]                                               SPS TECHNOLOGIES, INC.



                                                     By:________________________



Attest:_____________________
           Witness